UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2005

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-564-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2005, Radian entered into an employment agreement with Sanford A. Ibrahim under which Mr. Ibrahim will serve as Radian’s Chief Executive Officer. The effective date of Mr. Ibrahim’s employment is May 5, 2005 and the term of the employment agreement begins as of May 4, 2005 and ends May 3, 2008, unless sooner terminated by either party. As described in Item 5.02(d) of this report, Mr. Ibrahim will join Radian’s board of directors on May 5, 2005, and Radian also agreed to cause Mr. Ibrahim to be nominated to the board each year during the term. The agreement provides that Radian will pay Mr. Ibrahim an annual base salary at the rate of $725,000, subject to upward adjustment by Radian’s board at the beginning of each year during the term. Under the agreement, Mr. Ibrahim is eligible for a signing bonus of $1,100,000 to be paid on or shortly after May 5, 2005 in cash, common stock or a combination of the two at Mr. Ibrahim’s election.

For 2005 and 2006, Mr. Ibrahim is entitled to an annual target cash bonus of no less than 1.75 times his base salary, depending on the achievement of individual and corporate performance goals and targets to be established by the Compensation and Human Resources Committee of Radian’s board. The agreement also calls for Radian to grant 40,000 restricted shares to Mr. Ibrahim, which vest ratably on the first three anniversaries of the grant date. For 2005 and 2006, Mr. Ibrahim is eligible for a target level of incentive compensation of no less than three times his base salary. For 2005, half of such award will be in the form of stock options that vest ratably over four years. The other half of such award will be in the form of a target payout under Radian’s performance share plan of a number of shares of Radian common stock equal to such other half. The performance period for the 2005 performance share award begins on May 4, 2005 and ends on December 31, 2007, and the performance shares are payable at 0% to 200% of the target amount, depending on Radian’s growth of earnings per share, growth of adjusted book value and return on equity measured both on an absolute basis and relative to a group of Radian’s peers.

In addition to being entitled to participate in all of Radian’s other benefit programs, Mr. Ibrahim is entitled to participate in Radian’s supplemental executive retirement plan. In addition, Mr. Ibrahim will be fully vested in his accrued benefits under the supplemental executive retirement plan after five years of service, and each of those five years will count as two years for purposes of benefit accrual under the plan.

Mr. Ibrahim agreed to relocate to Philadelphia, Pennsylvania by March 31, 2006 in order to perform his duties under the employment agreement, and Radian agreed to reimburse Mr. Ibrahim for his relocation expenses, including fees and expenses associated with the sale of his existing home in California, the purchase of a residence in the Philadelphia area and moving expenses. If Mr. Ibrahim elects not to sell his California home, Radian will pay Mr. Ibrahim $600,000 in lieu of the fees and expenses associated with selling that home.

In the event that Mr. Ibrahim’s employment is terminated by Radian without cause (as defined in the agreement) or by Mr. Ibrahim for good reason (as defined in the agreement), Mr. Ibrahim is entitled to severance payments equal to (1) two times his base salary as in effect immediately before the termination, (2) two times his target annual bonus for the year in which the termination occurs, (3) a pro rata portion of his target bonus for the year in which the termination occurs, and (4) continuing medical coverage for up to twenty-four months. If such a termination follows within 24 months of a change of control (as defined in Radian’s Equity Compensation Plan), the multiplier for (1) and (2) become three times, the continuation of medical coverage is extended for an additional 12 months and all of Mr. Ibrahim’s stock options become fully vested and exercisable and all restrictions on his restricted stock immediately lapse. Payments to Mr. Ibrahim following a change of control that constitute “excess parachute payments” under the tax code are required to be grossed up by the amount of any excise tax imposed under the tax code and by the amount of all taxes imposed on the gross-up payment.

Mr. Ibrahim also agreed not to compete with Radian or solicit Radian employees to leave Radian or Radian’s customers to purchase competitive products or services during the term of the agreement and for twelve months following Mr. Ibrahim’s termination under the agreement for any reason.

The employment agreement is filed as Exhibit 10.1 to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not Applicable.

(b) Pursuant to his retirement and transition agreement, Frank Filipps retired as Radian’s Chief Executive Officer and Chairman of the Board effective April 30, 2005. Radian and Mr. Filipps agreed to treat April 30, 2005 as the “Retirement Date” under the retirement and transition agreement, meaning that Mr. Filipps is entitled to the benefits payable under that agreement. The material terms of the retirement and transition agreement are described in Radian’s proxy statement for its 2005 annual meeting, which was filed with the SEC on April 25, 2005, and the agreement is filed as Exhibit 10.21 to Radian’s Annual Report on Form 10-K for the year ended December 31, 2004.

(c) On April 25, 2005, Radian announced that its board of directors appointed Sanford A. Ibrahim as Radian’s Chief Executive Officer, effective May 5, 2005. The material terms of Mr. Ibrahim’s employment agreement are described in Item 1.01 of this report, and his professional biography follows:

Mr. Ibrahim will become Radian’s Chief Executive officer effective May 5, 2005. From 1999 until April 2005, Mr. Ibrahim was President and Chief Executive Officer of GreenPoint Mortgage Funding, Inc., a residential mortgage lender. GreenPoint Mortgage Funding, Inc. is a wholly owned subsidiary of North Fork Bancorporation, Inc. (NYSE: NFB), and was a wholly owned subsidiary of GreenPoint Financial Corp. (NYSE: GPT) before its merger with North Fork in 2004. In 1999, Mr. Ibrahim served as Chief Operating Officer of the combined mortgage businesses of GreenPoint Financial Corp. and, from 1997 through 1998, served as an Executive Vice President of GreenPoint Financial Corp. He is a member of the Residential Board of Governors of the Mortgage Bankers Association of America and a member of the Board of Directors of the California Mortgage Bankers Association. Age: 53.

(d) Radian’s board of directors elected Mr. Ibrahim as a director, effective May 5, 2005, to fill the vacancy on Radian’s board of directors created by Mr. Filipps’ resignation. Mr. Ibrahim’s term as a Radian director will last until Radian’s May 10, 2005 annual meeting of stockholders, and he has been nominated for re-election by stockholders at that meeting for an additional one year term. Radian also agreed to cause Mr. Ibrahim to be nominated as a director at each stockholder meeting called for the purpose of electing directors during the term of Mr. Ibrahim’s employment agreement. Mr. Ibrahim also will serve on the Executive Committee of Radian’s board of directors.

Effective May 1, 2005, Mr. Wender was appointed as Radian’s non-executive Chairman of the Board. Radian’s by-laws were amended and restated to allow for the separation of the Chief Executive Officer and Chairman positions, as described in Item 5.03 of this report. Mr. Wender has served as a director of Radian since July 1992 and as Lead Director since May 1999. Mr. Wender also continues to serve as Chairman of the Executive Committee of Radian’s board of directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Radian’s by-laws formerly provided that Radian’s Chief Executive Officer automatically would serve as Radian’s Chairman of the Board. In connection with the retirement of Mr. Filipps as Radian’s Chairman of the Board and Chief Executive Officer and in accordance with best corporate practices, Radian’s board of directors amended and restated Radian’s by-laws effective May 1, 2005 to provide that Radian may appoint either an executive officer-level Chairman of the Board or a non-executive Chairman of the Board. In either case, the Chairman of the Board serves as a member of the board of directors and, if present, presides over meetings of Radian’s board of directors and stockholders. Radian’s amended and restated by-laws are filed as Exhibit 3.2 to this report.

As described in Item 5.02(d) of this report, effective May 1, 2005, Herbert Wender was appointed as non-executive Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2	Amended and Restated By-Laws of Radian Group Inc.

+10.1

Employment Agreement between Radian Group Inc. and Sanford A. (“S.A.”) Ibrahim, dated as of April 20, 2005 (Exhibits omitted. The Registrant will furnish a supplementary copy of any omitted exhibits upon request.)

+	Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: April 25, 2005	By:	/s/ David L. Coleman
David L. Coleman
Vice President, Corporate & Securities Counsel